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                                                                  EXHIBIT 12.1
PROLOGIS
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(Dollar amounts in thousands)

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


                                     Three Months Ended
                                          March 31,                               Year Ended December 31,
                                -------------------------     ---------------------------------------------------------------
                                    2001         2000             2000         1999         1998         1997         1996
                                -----------  -----------      -----------  -----------  -----------  -----------  -----------
Net Earnings from Operations    $    59,842  $    60,872      $   236,221  $   161,570  $   102,936  $    38,832  $    79,384

Add:
     Interest Expense                39,382       41,986          172,191      170,746       77,650       52,704       38,819
                                -----------  -----------      -----------  -----------  -----------  -----------  -----------

Earnings as Adjusted            $    99,224  $   102,858      $   408,412  $   332,316  $   180,586  $    91,536  $   118,203
                                ===========  ===========      ===========  ===========  ===========  ===========  ===========

Fixed Charges:
     Interest Expense           $    39,382  $    41,986      $   172,191  $   170,746  $    77,650  $    52,704  $    38,819
     Capitalized Interest             8,069        4,183           18,549       15,980       19,173       18,365       16,138
                                -----------  -----------      -----------  -----------  -----------  -----------  -----------

         Total Fixed Charges    $    47,451  $    46,169      $   190,740  $   186,726  $    96,823  $    71,069  $    54,957
                                ===========  ===========      ===========  ===========  ===========  ===========  ===========

Ratio of Earnings, as Adjusted
  to Fixed Charges                      2.1          2.2              2.1          1.8          1.9          1.3          2.2
                                ===========  ===========      ===========  ===========  ===========  ===========  ===========

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